Exhibit 99.1

Press Contact:
Will Thoretz
+1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:
Bert Alfonso
+1 203 517 3104 bert.alfonso@isg-one.com

Information Services Group Announces

Fourth-Quarter 2021 Results

•	Reports record fourth-quarter GAAP revenues of $70 million, exceeding guidance

•	Reports fourth-quarter net income of $4 million, GAAP EPS of $0.07 and adjusted EPS of $0.10, all fourth-quarter records

•	Reports record fourth-quarter adjusted EBITDA of $10 million, exceeding guidance

•	Reports full-year revenue of $278 million, operating income of $25 million, GAAP EPS of $0.30 and adjusted EPS of $0.44—all record highs

•	Delivers strong full-year operating cash flow of $42 million, with year-end cash balance of $47.5 million

•	Declares first-quarter dividend of $0.03 per share, payable April 6 to record holders as of March 21

•	Sets first-quarter 2022 guidance: revenues between $69 million and $71 million and adjusted EBITDA of between $9 million and $10 million

STAMFORD, Conn., March 10, 2022 — Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced record financial results for the fourth quarter and full year ended December 31, 2021.

“ISG delivered another outstanding financial performance in Q4, capping a historic 2021—our best year ever,” said Michael P. Connors, chairman and CEO. “Fourth-quarter revenues and adjusted EBITDA reached record highs, with adjusted EBITDA up 11 percent versus the prior year. Our strong performance is a direct result of our Go Digital strategy and ISG NEXT operating model, which are enabling us to capitalize on accelerating demand for all things digital. For the full year, revenues increased 12 percent, EBITDA margins increased more than 250 basis points, and our cash flow from operations was $42 million.”

Connors said ISG sees market momentum continuing in 2022. ”Enterprises are powering through the headwinds of the ongoing pandemic, inflation and supply chain disruptions in their drive to go digital. We see many companies still in the early stages of their digital and cloud journeys ramping up investments and looking for a trusted partner like ISG to determine a future vision, lead rapid change, find the right ecosystem partners and realize value at scale. We are well-positioned to build on our momentum in 2022.”

Fourth-Quarter 2021 Results

Reported revenues for the fourth quarter were a record $69.6 million, up 5 percent versus last year (up 6 percent in constant currency). Currency translation negatively impacted reported revenues by $0.7 million versus the prior year. Reported revenues were $38.9 million in the Americas, up 3 percent versus the prior year; $23.7 million in Europe, up 3 percent versus the prior year on a reported basis and up 6 percent in constant currency, and $7.0 million in Asia Pacific, up 27 percent versus the prior year on a reported basis and up 26 percent in constant currency.

ISG reported fourth-quarter operating income of $7.1 million, more than double its operating income of $3.5 million in the fourth quarter of 2020. The firm also more than doubled its fourth-quarter net income and earnings per share, reporting a record $3.6 million and $0.07, respectively, versus net income of $1.4 million and earnings per share of $0.03 in the prior year. Net income margin (calculated by dividing net income by reported revenues) more than doubled to 5 percent, from 2 percent in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the fourth quarter was $5.1 million, or $0.10 per share on a fully diluted basis, compared with adjusted net income of $4.9 million, or $0.10 per share on a fully diluted basis, in the prior year’s fourth quarter.

Fourth-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) reached a record $10.2 million, up 11 percent from the fourth quarter last year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 15 percent, up more than 85 basis points from the prior year.

Full-Year 2021 Results

ISG reported record full-year 2021 revenues of $277.8 million, an increase of 12 percent on a reported basis and 9 percent on a constant-currency basis compared with $249.1 million in the prior year. Currency positively impacted reported revenues by $5.7 million versus 2020. Reported revenues were $160.2 million in the Americas, up 13 percent versus the prior year; $90.3 million in Europe, up 4 percent versus the prior year on a reported basis and flat in constant currency, and $27.4 million in Asia Pacific, up 32 percent versus the prior year on a reported basis and up 22 percent in constant currency.

ISG reported record full-year operating income of $25.3 million, an increase of 173 percent from operating income of $9.3 million in the prior year. The firm reported net income and earnings per share of $15.5 million and $0.30, respectively, also record highs, versus net income of $2.8 million and earnings per share of $0.06 in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 6 percent, from 1 percent in the prior year.

Adjusted 2021 net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $22.9 million, or $0.44 per share on a fully diluted basis, compared with adjusted net income of $14.1 million, or $0.28 per share on a fully diluted basis, in 2020.

Full-year 2021 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) reached a record $38.8 million, up 37 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 14 percent, up more than 250 basis points from the prior year.

Other Financial and Operating Highlights

ISG generated $41.9 million of cash from operations for the full year. The firm’s cash balance totaled $47.5 million at December 31, 2021, up 9 percent from $43.7 million at the end of the prior year. During the fourth quarter, ISG paid down $1.1 million of debt, repurchased $3.0 million of shares, paid dividends of $1.5 million, and paid $2.6 million in contingent consideration. As of December 31, 2021, ISG had $74.5 million in debt outstanding, compared with $78.8 million at the end of the fourth quarter last year. At 1.9 times, the firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by adjusted EBITDA) was at a record low at the end of 2021.

2022 First-Quarter Revenue and Adjusted EBITDA Guidance

“For the first quarter, ISG is targeting revenues of between $69 million and $71 million and adjusted EBITDA of between $9 million and $10 million,” said Connors. "We will continue to monitor the macroeconomic environment, including the lingering impact of Covid and potential impact of the Ukraine crisis on demand in the U.K. and EU, and adjust our business plans accordingly.”

First-Quarter Dividend

The ISG Board of Directors declared a first-quarter dividend of $0.03 per share, payable on April 6, 2022, to shareholders of record on March 21, 2022.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, March 11, 2022, to discuss the company’s fourth-quarter results. The call can be accessed by dialing 1-800-289-0720; or, for international callers, by dialing +1 313-209-5140. The access code is 8108263. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months and twelve months ended December 31, 2021 and December 31, 2020. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 800 clients, including 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$69,569	$66,389	$277,832	$249,128
Operating expenses
Direct costs and expenses for advisors	41,063	38,340	168,475	149,878
Selling, general and administrative	19,991	22,993	78,759	83,785
Depreciation and amortization	1,369	1,555	5,331	6,196
Operating income	7,146	3,501	25,267	9,269
Interest income	(54)	72	142	260
Interest expense	(548)	(673)	(2,342)	(3,563)
Foreign currency transaction gain (loss)	46	(112)	44	(98)

Income before taxes	6,590	2,788	23,111	5,868
Income tax provision	3,012	1,341	7,582	3,113
Net income	$3,578	$1,447	$15,529	$2,755

Weighted average shares outstanding:
Basic	48,988	48,072	48,638	47,717
Diluted	51,885	51,250	51,756	49,972

Earnings per share:
Basic	$0.07	$0.03	$0.32	$0.06
Diluted	$0.07	$0.03	$0.30	$0.06

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income	$3,578	$1,447	$15,529	$2,755
Plus:
Interest expense (net of interest income)	602	601	2,200	3,303
Income taxes	3,012	1,341	7,582	3,113
Depreciation and amortization	1,369	1,555	5,331	6,196
Change in contingent consideration	(12)	371	101	419
Acquisition-related costs (1)	254	406	240	756
Severance, integration and other expense	65	987	1,406	2,717
Financing-related costs	-	-	-	92
Foreign currency transaction (gain) loss	(46)	112	(44)	98
Non-cash stock compensation	1,392	2,347	6,467	8,891
Adjusted EBITDA	$10,214	$9,167	$38,812	$28,340

Net income	$3,578	$1,447	$15,529	$2,755
Plus:
Non-cash stock compensation	1,392	2,347	6,467	8,891
Intangible amortization	642	914	2,643	3,532
Change in contingent consideration	(12)	371	101	419
Acquisition-related costs (1)	254	406	240	756
Severance, integration and other expense	65	987	1,406	2,717
Financing-related costs	-	-	-	92
Write-off of deferred financing costs	-	-	-	167
Foreign currency transaction (gain) loss	(46)	112	(44)	98
Tax effect (2)	(734)	(1,644)	(3,460)	(5,335)
Adjusted net income	$5,139	$4,940	$22,882	$14,092

Weighted average shares outstanding:
Basic	48,988	48,072	48,638	47,717
Diluted	51,885	51,250	51,756	49,972

Adjusted earnings per share:
Basic	$0.10	$0.10	$0.47	$0.30
Diluted	$0.10	$0.10	$0.44	$0.28

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32%, reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S. states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	December 31, 2021	Ended	currency	December 31, 2020
	December 31, 2021	impact	Adjusted	December 31, 2020	impact	Adjusted
Revenue	$69,569	$(180)	$69,389	$66,389	$(860)	$65,529
Operating income	$7,146	$81	$7,227	$3,501	$(235)	$3,266
Adjusted EBITDA	$10,214	$37	$10,251	$9,167	$(286)	$8,881

			Twelve Months			Twelve Months
	Twelve Months	Constant	Ended	Twelve Months	Constant	Ended
	Ended	currency	December 31, 2021	Ended	currency	December 31, 2020
	December 31, 2021	impact	Adjusted	December 31, 2020	impact	Adjusted
Revenue	$277,832	$(4,226)	$273,606	$249,128	$1,494	$250,622
Operating income	$25,267	$(869)	$24,398	$9,269	$506	$9,775
Adjusted EBITDA	$38,812	$(973)	$37,839	$28,340	$450	$28,790